TSYS(R)  News Release
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For immediate release

Contacts:

Eric S. Bruner             Danita Gibson-Lloyd          Leo Berard
TSYS Media Relations       TSYS Media Relations         TSYS Investor Relations
+1.706.644.8457            +1.706.649.5578              +1.706.644.6081
ebruner@tsys.com           dglloyd@tsys.com             leoberard@tsys.com


                       TSYS Announces Workforce Reduction

Columbus, Ga., Feb. 4, 2004 -- TSYS today announced that after conducting a company-wide assessment, it has reduced its overall workforce by 237 team members, representing approximately 4 percent of the company's worldwide workforce of 5,500.

         The workforce reductions included job eliminations through consolidation and improved efficiencies, as well as ensuring that the right individuals with the right skills were in the right positions.

         TSYS will take a one-time charge against earnings in the first quarter related to the workforce reduction. This charge will not impact the company's established guidance of 5-7 percent growth in earnings per share for 2004.

About TSYS

         TSYS (NYSE: TSS) (www.tsys.com) brings integrity and innovation to the world of electronic payment services as the integral link between buyers and sellers in this rapidly evolving universe. Synovus (NYSE: SNV) (www.synovus.com) owns an 81-percent interest in TSYS. For more information, contact news@tsys.com.

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                                  Exhibit 99.1